EXHIBIT 5.2

January 24, 2024

RanMarine Technology B.V.

Galileïstraat 15, 3029AL

Rotterdam, The Netherlands

Re: RanMarine Technology B.V. - Registration Statement on Form F-1 (File No. 333-273199)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form F-1 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed by RanMarine Technology B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands(the “Company”), with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to an initial public offering of up to (i) 1,435,000 units (the “Units”), each Unit consisting of one American Depositary Share (“ADS”), representing one ordinary share of the Company, one tradeable warrant to purchase one ADS of the Company (the “Tradeable Warrant”), and one non-tradeable warrant to purchase one ADS of the Company (the “Non- Tradeable Warrant”), with such Units to be sold in a firm commitment underwritten offering through WallachBeth Capital, LLC; and (ii) the potential resale by certain selling shareholders (the “Selling Shareholders”) of an aggregate amount up to 1,932,914 ADSs, representing 1,932,914 ordinary shares of the Registrant (the “Resale Shares”), as well as warrants to be issued to the representative of the underwriters thereunder (the “Underwriter Warrants,” together with the Tradeable Warrant and Non-Tradeable Warrant, the “Warrants”). The securities are being registered by the Company, which has engaged Wallachbeth Capital, LLC (the “Underwriter”) in connection with the initial public offering of the Company’s securities, as further described hereinabove (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined the Registration Statement and the form of Tradeable Warrants, Non-Tradeable Warrants and form of Underwriter Warrants and have also examined and relied upon such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Netherlands.

Based upon and subject to the foregoing, we are of the opinion that, when issued and sold in the manner described in the Registration Statement, the Warrants will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibits 5.2 and 23.3 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFC.LAW

| WWW.SRFC.LAW